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                                                                    Exhibit 10.1

                           ORLEANS HOMEBUILDERS, INC.
                        RESTRICTED STOCK AWARD AGREEMENT

         THIS AWARD (the "Award") is hereby granted as of ________ (the "Grant Date") by Orleans Homebuilders, Inc., a Delaware corporation (the "Company"), to _____________ (the "Grantee") in connection with the terms of the Grantee's employment or service with the Company. By signing this Award Agreement, the Grantee acknowledges that the Grantee's rights under this Award Agreement are subject to and limited by the terms of the Company's Stock Award Plan (as adopted by the Company's Board of Directors, effective as of October 1, 2003, and referred to herein as the "Plan") and herein. Capitalized terms used herein shall have the same meanings given to such terms in the Plan, except to the extent otherwise clearly required by their context.

                              W I T N E S S E T H:

         1. Award. The Company hereby grants to the Grantee ________________ shares of Common Stock, for no purchase price, as a restricted stock award (the "Award Shares"), subject to the terms and conditions set forth in the Plan and in this Award Agreement. All questions of interpretation and application of this Award and Award Agreement shall be determined by the Committee. The Committee's determinations shall be final, binding and conclusive. The Award shall be effective upon the execution by the Grantee of this Award Agreement and such other documents as the Committee may deem appropriate.

         2. Vesting. The Award Shares granted pursuant to this Award are subject to certain forfeiture conditions, as set froth in Appendix A attached hereto. The terms of such forfeiture conditions and the manner in which such conditions lapse are all as set forth in Appendix A. Until such time as these forfeiture conditions lapse, Grantee shall have no right to sell or otherwise dispose of the Award Shares to which such forfeiture conditions still apply.

         3. Share Certificates. A share certificate representing the Award Shares subject to this Award shall be registered in the Grantee's name. The Grantee shall, contingent upon compliance with the terms of this Award, have all of the rights of a shareholder with respect to the Award Shares covered hereby; subject, however, to any terms, conditions or limitations as may be imposed under the terms of this Agreement or pursuant to the Plan. The Grantee shall have the right to vote the Shares and to receive all dividends and other distributions paid or made with respect thereto. The share certificate for the Award Shares may be legended to the effect that the Award Shares evidenced by such certificate are subject to forfeiture and conveyance to the Company in accordance with the terms applicable to such Shares under this Award Agreement and as otherwise provided for under the Plan, and that the Award Shares may not be sold or otherwise transferred. A certificate or certificates without such a legend shall, at the request of the Grantee, be provided from time to time with respect to those Award Shares as to which the forfeiture conditions have lapsed.





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         4. Transfer of Shares.

            (a) The Award Shares shall not be transferable and shall be subject to the conditions of forfeiture referenced above until such time as those forfeiture conditions lapse, at which time the Award Shares shall be free of all restrictions except such restrictions as may be imposed by law or as may be otherwise established by agreement between the Grantee and the Company. Notwithstanding the foregoing, unless the Award Shares are covered by a then current registration statement, the Company may require as a condition to the transfer of share certificates representing Award Shares to Grantee that the Grantee provide the Company with an acknowledgment in form and substance satisfactory to the Company that (a) such Award Shares are intended to be held for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Grantee has been advised and understands that (i) the transfer of the Award Shares to Grantee has not been registered under the Securities Act of 1933, as amended (the "Act") and that the Award Shares are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Award Shares under the Act or to take any action which would make available to the Grantee any exemption from such registration, (c) the Award Shares may not be transferred without compliance with all applicable federal and state securities laws, and
(d) an appropriate legend referring to the foregoing restrictions on transfer may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that the transfer of Award Shares or certificates for Award Shares should be delayed pending (a) registration under federal or state securities laws, (b) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (c) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (d) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of the Award Shares, the Company may defer transfer of the Award Shares or certificates for the Award Shares until any of the events described in this sentence has occurred.

            (b) Notwithstanding the foregoing, Grantee agrees that none of the Award Shares may be sold or otherwise disposed of prior to the tenth anniversary of the Date of Grant without the consent of the Committee; provided, however, that in the event the Grantee terminates his or her employment for any reason, or if Grantee dies or becomes disabled, the restriction on disposition of the Award Shares applicable under this Section 4(b) shall lapse and Grantee (or his executor, heirs or representative, as the case may be) shall be entitled to sell or otherwise dispose of the Award Shares without restriction.

         5. Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend this Award Agreement, subject to the Grantee's consent if such amendment adversely affects the Grantee.

         6. No Commitment to Retain. Nothing herein contained shall affect the right of the Company or any Affiliate to terminate the Grantee's employment, services, responsibilities, duties, or authority to represent the Company or any Affiliate at any time for any reason whatsoever.






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         7. Withholding of Taxes. The Company shall have the right to require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to delivery or transfer of the Award Shares or any certificate representing Award Shares and may also take whatever action it deems necessary or appropriate to protect its interests with respect to tax liabilities.

         IN WITNESS WHEREOF, the Company and the Grantee have entered into this Award Agreement on the day and year first above written.

                                                     ORLEANS HOMEBUILDERS, INC.


                                                     By: _______________________
                                                         Name:
                                                         Title:

                                                     ACKNOWLEDGED:



                                                     ___________________________










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